EXHIBIT 99.2

     EXHIBIT 99.2

VOTING AGREEMENT

     THIS VOTING AGREEMENT (this “Voting Agreement”) is made and entered into as of May 12, 2003 among Corning Incorporated, a New York corporation (“Corning”), Alcatel, a société anonyme with a capital of 2,529,416,996 euros, its registered office at 54, rue La Boétie, 75008, Paris, France and registered in the Registry of Commerce and Companies under number 542019096 (“Alcatel”), and the undersigned stockholder (the “Stockholder”) of Avanex Corporation, a Delaware corporation (“Avanex”).

RECITALS

     A.     Pursuant to the terms of a Share Acquisition and Asset Purchase Agreement, dated as of May 12, 2003 (the “Purchase Agreement”), by and among Avanex, Alcatel and Corning, (1) Avanex will acquire from Alcatel, and Alcatel will sell to Avanex, all of the issued and outstanding share capital of Alcatel Optronics France in consideration for which Avanex shall issue to Alcatel shares of Avanex Common Stock, upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Alcatel Share Issuance”), and (2) Avanex will purchase from Corning, and Corning will sell to Avanex, certain assets of Corning, in consideration for which Avanex shall issue to Corning shares of Avanex Common Stock, upon the terms and subject to the conditions set forth in the Purchase Agreement (the “Corning Share Issuance”).

     B.     As a material condition to the execution and delivery of the Purchase Agreement by Alcatel and Corning, Stockholder has agreed to execute and deliver this Voting Agreement.

     C.     Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding Avanex Common Stock and shares of Avanex Common Stock subject to outstanding options as is indicated on the signature page of this Voting Agreement.

     D.     In consideration of the execution of the Purchase Agreement by each of Corning and Alcatel, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and such other shares of Avanex Common Stock over which Stockholder has voting power so as to facilitate consummation of the transactions contemplated by the Purchase Agreement and to approve the Alcatel Share Issuance and the Corning Share Issuance.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1.     Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement. For purposes of this Voting Agreement:

          (a)  "Expiration Date” shall mean the earlier to occur of (i) such date and time as the Purchase Agreement shall have been terminated pursuant to Article XIII thereof, or (ii) such date and time: (A) as to Corning, the Asset Purchase shall become effective in accordance with the terms and provisions of the Purchase Agreement or (B) as to Alcatel, the Share Acquisition shall become effective in accordance with the terms and provisions of the Purchase Agreement.

          (b)  "Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (c)  "Shares” shall mean all shares of Avanex Common Stock, and all options, warrants and other rights to acquire shares of Avanex Common Stock, now or hereafter owned or held, directly or indirectly, including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like, by Stockholder, from the date of this Voting Agreement through the Expiration Date.

          (d)  "Transfer”. A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.     Transfer of Shares.

          (a)  Transfer Restrictions. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (i) executed a counterpart of this Voting Agreement, executed a proxy to Corning in the form attached hereto as Exhibit A (the “Corning Proxy”) and executed a proxy to Alcatel in the form attached hereto as Exhibit B (the “Alcatel Proxy,” and together with the Corning Proxy, the “Proxies”) (each with such modifications as Corning or Alcatel, respectively, may reasonably request); and (ii) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Voting Agreement. Notwithstanding the foregoing or anything to the contrary set forth in this Voting Agreement, Stockholder may sell Shares for cash to the extent necessary to pay taxes incurred as a direct result of the exercise of options to purchase Avanex Common Stock after the date hereof. The Stockholder further agrees with, and covenants to, Alcatel and Corning that the Stockholder shall not request that Avanex or any agent of Avanex register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Voting Agreement.

          (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not permit the deposit of any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Voting Agreement with respect to any of the Shares. The Stockholder hereby revokes all other proxies and powers of attorney with respect to the Shares that may have heretofore been appointed or granted in contravention of the obligations of Stockholder under this Voting Agreement.

     3.     Agreement to Vote Shares. At every meeting of the stockholders of Avanex called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Avanex, Stockholder (in its, his or her capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares (i) in favor of approval of each of the Alcatel Share Issuance and the Corning Share Issuance and (ii) against any action or agreement that would reasonably be expected to result in the failure to satisfy any conditions to the Alcatel Share Issuance or the Corning Share Issuance. Stockholder further agrees that Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at the Avanex Stockholders’ Meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum. Prior to the Expiration Date, the Stockholder shall not take any action or enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Section 3. Without limiting the generality of the foregoing, the Stockholder agrees that neither it, he or she nor any of its subsidiaries (if the Stockholder is not a natural person) nor any of the officers and directors (if the Stockholder is not a natural person) and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries (if the Stockholder is not a natural person)) of it, him or her or its subsidiaries (if the Stockholder is not a natural person) shall, and that it, he or she shall use its, his or her reasonable best efforts to cause its, his or her and its subsidiaries’ (if the Stockholder is not a natural person) employees and other agents not (and shall not authorize any of them) directly or indirectly, to engage in any solicitation (as defined in Regulation 14A of the Rules and Regulations promulgated by the Securities and Exchange Commission pursuant to the Exchange Act) of other stockholders of Avanex against the Alcatel Share Issuance or the Corning Share Issuance or against any action or agreement that would reasonably be expected to result in the failure to satisfy any conditions to the Alcatel Share Issuance or the Corning Share Issuance.

     4.     Directors and Officers. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall limit or restrict Stockholder from (a) acting in Stockholder’s capacity as a director or officer of Avanex (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Avanex) or (b) voting in such Stockholder’s sole discretion on any matter other than those relating to the Alcatel Share Issuance, the Corning Share Issuance or the transactions contemplated by the Purchase Agreement.

     5.     Irrevocable Proxy. Concurrently with the execution of this Voting Agreement, Stockholder agrees to deliver (i) the Corning Proxy to Corning and (ii) the Alcatel Proxy to Alcatel, each of which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

     6. No Ownership Interest. Nothing contained in this Voting Agreement shall be deemed to vest in Corning or Alcatel any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and neither Corning nor Alcatel shall have any authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Avanex or exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise provided herein.

     7.     Representations and Warranties of Stockholder.

          (a)  Authorization. This Voting Agreement constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws effecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

          (b)  Compliance. The execution, delivery and performance of this Voting Agreement by Stockholder requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than as required by any applicable requirements of the Exchange Act and other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

          (c)  Non-contravention. The execution, delivery and performance of this Voting Agreement by Stockholder does not and will not (a) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Stockholder, except for any such violations which would be immaterial to the consummation of the transactions contemplated hereby, or (b) constitute a default under any agreement or other instrument binding upon Stockholder.

          (d)  Ownership of Shares. Stockholder (i) is the beneficial owner of the shares of Avanex Common Stock and the options to purchase shares of Avanex Common Stock indicated on the signature page of this Voting Agreement, which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, understandings or agreements, or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances arising under securities laws, arising hereunder or that are not in contravention of the obligations of Stockholder hereunder); and (ii) does not beneficially own or otherwise have rights to acquire, whether or not currently exercisable, any securities of Avanex other than the shares of Avanex Common Stock and options to purchase shares of Avanex Common Stock indicated on the signature page of this Voting Agreement. Stockholder hereby agrees to promptly notify Alcatel and Corning in writing of any new Shares of Avanex Common Stock, any new options, warrants or other rights to purchase Avanex Common Stock, or any shares of Avanex Preferred Stock acquired after the date of this Voting Agreement.

          (e)  Voting Power. Stockholder has or will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth herein, and sole power to agree to all of the matters set forth in this Voting Agreement, in each case with respect to all of Stockholder’s Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Voting Agreement.

     8.     Representations and Warranties of Corning.

          (a)  Existence and Power. Corning is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

          (b)  Authorization. The execution, delivery and performance of this Voting Agreement by Corning are within Corning’s powers and have been duly authorized by all necessary action on the part of Corning. This Voting Agreement constitutes a legal, valid and binding agreement of Corning, enforceable against Corning in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws effecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

          (c)  Compliance. The execution, delivery and performance of this Voting Agreement by Corning requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than as required by any applicable requirements of the Exchange Act and other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

          (d)  Non-contravention. The execution, delivery and performance of this Voting Agreement by Corning does not and will not (a) violate the internal governance documents of Corning, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Corning, except for any such violations which would be immaterial to the consummation of the transactions contemplated hereby, or (c) constitute a default under any agreement or other instrument binding upon Corning.

     9.     Representations and Warranties of Alcatel.

          (a)  Existence and Power. Alcatel is a société anonyme duly organized, validly existing and in good standing under the laws of the Republic of France.

          (b)  Authorization. The execution, delivery and performance of this Voting Agreement by Alcatel are within Alcatel’s powers and have been duly authorized by all necessary action on the part of Alcatel. This Voting Agreement constitutes a legal, valid and binding agreement of Alcatel, enforceable against Alcatel in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar laws effecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

          (c)  Compliance. The execution, delivery and performance of this Voting Agreement by Alcatel requires no action by or in respect of, or filing with, any governmental or non-governmental body, agency or official or any other Person other than as required by any applicable requirements of the Exchange Act and other filings or notifications that are immaterial to the consummation of the transactions contemplated hereby.

          (d)  Non-contravention. The execution, delivery and performance of this Voting Agreement by Alcatel does not and will not (a) violate the internal governance documents of Alcatel, (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon Alcatel, except for any such violations which would be immaterial to the consummation of the transactions contemplated hereby, or (c) constitute a default under any agreement or other instrument binding upon Alcatel.

     10. Legending of Shares. If so requested by Corning or Alcatel, Stockholder agrees that the certificates representing the Shares shall bear a legend stating that they are subject to this Voting Agreement and to the Proxies.

     11.     Termination. This Voting Agreement and the Proxies delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date. Nothing in this Section 11 shall relieve or otherwise limit the liability of any party for breach of this Voting Agreement.

     12.     Miscellaneous.

          (a)  Amendments; Waiver. Neither this Voting Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by each beneficiary of the waiver, discharge, amendment or termination and the obligor under any such amendment, waiver, discharge or termination.

          (b)  Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Avanex, to:

Avanex Corporation 40919 Encyclopedia Circle Fremont CA 94538 Attention: Chief Executive Officer Fax No.: 510-897-4189

with copies to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 Attention: Mark A. Bertelsen Steve L. Camahort Fax: 650-493-6811

(ii) if to Alcatel, to:

Alcatel 54, rue La Boétie 75008, Paris, France ATTN: General Counsel Fax No.: 011-331-4076-1435

with a copy to: Proskauer Rose LLP 1585 Broadway New York, NY 10036 Attention: Ronald R. Papa Lauren K. Boglivi Fax: 212-969-2900

(iii) if to Corning, to:

Corning One Riverfront Plaza Corning, NY 14831 Attention: Vince Hatton Fax No.: 607-974-8152

with a copy to: Nixon Peabody LLP Clinton Square P.O. Box 31051 Rochester, NY 14803 Attention: Deborah McLean Quinn Fax: 1-866-947-0724

(iv) If to Stockholder: To the address for notice set forth on the signature page hereof.

          (c)  Counterparts. This Voting Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          (d)  Interpretation; Knowledge. When a reference is made in this Voting Agreement to Exhibits, such reference shall be to an Exhibit to this Voting Agreement unless otherwise indicated. When a reference is made in this Voting Agreement to Sections, such reference shall be to a section of this Voting Agreement unless otherwise indicated. For purposes of this Voting Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Voting Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Voting Agreement.

          (e) Entire Agreement; Third-Party Beneficiaries. This Voting Agreement and the Proxies (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (ii) are not intended to confer upon any other Person any rights or remedies hereunder.

          (f)  Severability. In the event that any provision of this Voting Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Voting Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Voting Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

          (g)  Governing Law; Jurisdiction. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof, except to the extent of any mandatory application of the Delaware General Corporation Law with respect to the Proxies. Each party hereby (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery, with respect to all actions and proceedings arising out of or relating to this Voting Agreement and the transaction contemplated hereby, (b) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence an action or proceeding relating to this Voting Agreement or the transactions contemplated hereby except in such courts, (c) consents to service of process upon him, her or it by mailing or delivering such service to the address set forth in Section 12(b) hereof, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Voting Agreement, (i) the defense of sovereign immunity, (ii) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 12(g), (iii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in any such court (whether through service of notice, attachment prior to judgment, execution of judgment or otherwise), and, to the fullest extent permitted by applicable Law, that (A) the suit, action or proceeding in any such court is improper, (B) the venue of such suit, action or proceeding is improper and (C) this Voting Agreement, or the subject matter hereof, may not be enforced in or by such courts.

          (h)  Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Voting Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (i) Assignment. Stockholder may not assign either this Voting Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Corning and Alcatel, except as provided in Section 2. Neither Corning nor Alcatel may assign either this Voting Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Stockholder. Any purported assignment in violation of this Section 12(i) shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (j)  Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS VOTING AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

          (k)  Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Voting Agreement.

          (l)  Expenses. All costs and expenses incurred in connection with this Voting Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses; provided, however, that if any action or other proceeding relating to the enforcement of any provision of this Voting Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          (m)  No Obligation to Exercise Options. Notwithstanding any provision of this Voting Agreement to the contrary, nothing in this Voting Agreement shall obligate Stockholder to exercise any option, warrant or other right to acquire shares of Avanex Common Stock.

          (n)  Liability. The rights and obligations of each of Corning and Alcatel under this Voting Agreement shall be several and not joint. All references to actions to be taken by the Stockholders under this Voting Agreement refer to actions to be taken by Stockholders acting severally and not jointly.

          (o)  Specific Performance. The parties hereto declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Voting Agreement and agree that the terms of this Voting Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

CORNING, INCORPORATED	STOCKHOLDER

By:	By:

Signature of Authorized Signatory	Signature

Name:	Name:

Title:	Title:

Print Address

ALCATEL
Telephone

Facsimile No.

By:
Shares beneficially owned:
Signature of Authorized Signatory

Name:

Title:	shares of Avanex Common Stock

shares of Avanex Common Stock issuable upon exercise of outstanding options

[Signature Page to Voting Agreement]

EXHIBIT A

IRREVOCABLE PROXY

     Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Voting Agreement of even date herewith by and among Corning, Alcatel and the undersigned stockholder (the “Voting Agreement”). The undersigned stockholder (the “Stockholder”) of Avanex Corporation, a Delaware corporation (“Avanex”), hereby irrevocably (to the fullest extent permitted by law) appoints Denise Hauselt and William D. Eggers of Corning Incorporated, a New York corporation (“Corning”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise the Shares regarding the approval of the Corning Share Issuance in accordance with the terms of this Proxy until the Expiration Date. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned in contravention of the obligations of Stockholder under the Voting Agreement with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies in contravention of the obligations of Stockholder under the Voting Agreement with respect to the Shares until after the Expiration Date.

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest, is granted pursuant to the Voting Agreement, and is granted in consideration of Corning and Alcatel entering into the Purchase Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned or postponed meeting of stockholders of Avanex and in every written consent in lieu of such meeting: (i) in favor of approval of the Corning Share Issuance and (ii) against any action or agreement that would reasonably be expected to result in the failure to satisfy any conditions to the Corning Share Issuance.

     The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: May 12, 2003

Signature of Stockholder:

Print Name of Stockholder:

[Signature Page to Irrevocable Proxy]

EXHIBIT B

IRREVOCABLE PROXY

     Capitalized terms not defined herein shall have the meanings ascribed to them in that certain Voting Agreement of even date herewith by and among Corning, Alcatel and the undersigned stockholder (the “Voting Agreement”). The undersigned stockholder (the “Stockholder”) of Avanex Corporation, a Delaware corporation ( “Avanex”), hereby irrevocably (to the fullest extent permitted by law) appoints Pascal Durand-Barthez and Paul Wensel of Alcatel, a société anonyme with a capital of 2,529,416,996 euros, its registered office at 54, rue La Boétie, 75008, Paris, France and registered in the Registry of Commerce and Companies under number 542019096 (“Alcatel”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise the Shares regarding the approval of the Alcatel Share Issuance in accordance with the terms of this Proxy until the Expiration Date. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned in contravention of the obligations of Stockholder under the Voting Agreement with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies in contravention of the obligations of Stockholder under the Voting Agreement with respect to the Shares until after the Expiration Date.

     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest, is granted pursuant to the Voting Agreement, and is granted in consideration of Corning and Alcatel entering into the Purchase Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned or postponed meeting of stockholders of Avanex and in every written consent in lieu of such meeting: (i) in favor of approval of the Alcatel Share Issuance and (ii) against any action or agreement that would reasonably be expected to result in the failure to satisfy any conditions to the Alcatel Share Issuance.

     The attorneys and proxies named above may not exercise this Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: May 12, 2003

Signature of Stockholder:

Print Name of Stockholder:

[Signature Page to Irrevocable Proxy]